SERVICE AGREEMENT BETWEEN
                   PILOT TRAVEL CENTERS LLC AND SIRICOMM, INC.

        THIS SERVICE AGREEMENT ("Agreement") entered into this 27th day of May 2004 between SiriCOMM, Inc. ("SiriCOMM"), a Delaware corporation having its principal place of business at 2900 Davis Blvd, Suite 130, Joplin, Missouri 64804, and Pilot Travel Centers LLC ("Pilot") a Delaware limited liability company, having its principal place of business at 5508 Lonas Road, Knoxville, Tennessee 37909.

        WHEREAS, SiriCOMM is in the process of developing a broadband wireless network infrastructure for the commercial transportation industry market that, when developed, will allow users to connect to the SiriCOMM network through wireless transmission and receiving equipment installed in strategic locations that will include, but not be limited to, travel centers and weigh stations.

        NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Method of Operation. Pilot warrants that they are the owner or lessee of the property or properties listed on Schedule A, attached hereto and incorporated herein by reference ("Property" or "Properties"), and hereby grants to SiriCOMM the right to operate and maintain the Equipment (defined below). The right to maintain the Equipment includes the right to reconstruct, improve, repair, add to, remove or partially disconnect the Equipment as deemed necessary by SiriCOMM and approved by Pilot ("Equipment Maintenance"). The rights granted to SiriCOMM allow any person, firm, or corporation under the employ of or contract with SiriCOMM that has been given prior approval by Pilot to enter the Properties, the right to lay cable, conduits, or other Equipment, all in accordance with designs and specifications that have, in either case, been approved by Pilot. Pilot hereby further grants 24-hour access to the Properties for Equipment Maintenance. Pilot will be provided with a report of SiriCOMM' s site survey and shall, at its sole discretion, give its approval to the deployment method outlined by SiriCOMM and/or its designates and should the deployment negatively impact on the current services deployed at the Properties, then SiriCOMM hereby agrees to amend its deployment method to the satisfaction of Pilot. Pilot will have a maximum of five (5) business days to inform SiriCOMM, in writing, regarding any required amendment to the deployment method.

        2. Term. The "Initial Term" shall begin on the date hereof, (the "Effective Date"), and end upon the completion of sixty (60) months. The Agreement will automatically expire at the end of the Initial Term unless either party has delivered written notice of its intent to extend the Agreement at least ninety (90) days prior to the end of the Initial Term and if such notice is delivered, then this Agreement shall be extended into a new extended term ("Extended Term") which shall only be extended for a one year basis upon the expiration of the Initial Term or any Extended Term. Either party may terminate this Agreement during the Extended Term upon sixty (60) days prior written notice. Term shall mean the Initial Term and the Extended Term. Pilot hereby grants SiriCOMM a license and easements (the "License") to erect, install, use and maintain on the premises, SiriCOMM services (defined below), as provided by State and Federal

Laws, and Equipment as may be required for the performance by SiriCOMM of its undertaking as herein set forth during the Initial Term or any Extended Term. "SiriCOMM's Services" include, but are not limited to, services relating to Wireless Fidelity ("Wi-Fi"), Wireless Local Area Network ("WLAN") or wireless access to Internet services and networks; as well as any technologies and/or network communications (wireline, etc.) required to support SiriCOMM' s wireless connectivity ("SiriCOMM Services"). Nothing contained herein shall be construed as (i) granting to SiriCOMM any property or ownership rights in the real or personal property of Pilot, (ii) granting title to Pilot or any right, or interest in or to the Equipment, or (iii) creating a partnership, or joint venture relationship between Pilot and SiriCOMM in fulfillment of SiriCOMM's obligations under this Agreement. These rights granted do not allow and SiriCOMM shall not, at any time, record or attempt to record this Agreement, any memorandum thereof, or any other instrument against the real property of Pilot or the Properties. The License granted hereby shall also permit SiriCOMM to utilize the power supplied to the Property to provide power to Equipment installed by SiriCOMM.

        3. Infrastructure. SiriCOMM shall be responsible for acquisition and installation of a broadband data network in each of the Pilot Proprieties, all at its sole expense. Components at each location shall include: a two-way VSAT dish with receiver/transmitter, satellite router, server, wireless transmission equipment including Wireless-Fidelity (WiFi) access points, wiring, and all other necessary equipment and software (the "Equipment") to render the network serviceable. SiriCOMM will be responsible for satellite carrier transponder access at its sole expense.

        4. License of Non-Exclusivity. Because multiple wireless networks can cause conflicts and disrupt or degrade services that are substantially the same as the SiriCOMM Services, SiriCOMM agrees that the License granted herein is non-exclusive to SiriCOMM. Pilot has granted a license to other land-based wireless carrier to provide wireless digital telecommunications services to the Properties and SiriCOMM hereby acknowledges the grant of such license. Should Pilot grant an additional license and/or access to the Properties covered under this Agreement to any other land-based wireless carrier whose services include or may include the deployment of Wireless Fidelity, wireless digital telecommunication services or access on the Properties that conflict, disrupt or degrade SiriCOMM's services or the services of any other service provider, SiriCOMM shall work with Pilot and any other wireless service provider that may exist at the Properties to ensure that the technologies deployed can mutually co-exist at the Properties.

        5. Use of Facilities and Equipment. SiriCOMM shall use the Equipment for a wireless network to provide communication services to customers for the use in and around the Property. Except as otherwise provided herein, at no time during the term hereof will Pilot or any third party have the right to use, alter, adjust, operate, modify, move, or affect in any way SiriCOMM's Equipment without the express written consent of SiriCOMM. Pilot acknowledges that the Equipment shall at all times remain the property of SiriCOMM. SiriCOMM can provide consulting to Pilot for each Property for installation, equipment and communication's engineering questions. Pilot must notify SiriCOMM thirty (30) days prior to any significant modification being done and should the said modification impact the delivery of the SiriCOMM services to the account holders or end-users at the Properties, SiriCOMM does have the right to demand that the Pilot modify the configuration to SiriCOMM's acceptance. SiriCOMM's Equipment will be installed to enable the Pilot to use bandwidth for Pilot's own internal use.

        6. Installation/Maintenance/Repair. SiriCOMM agrees to perform all work in a safe manner consistent with the highest construction standards and any damage caused to property shall be the responsibility of SiriCOMM. SiriCOMM also agrees to perform all work in such a way as to minimize interference with the operation of the Property and Pilot. SiriCOMM will implement a best practices policy designed to prevent and/or mitigate interference with any other wireless service, computer network or any other service used by Pilot or its customers. The risk of loss to the Equipment remains the sole risk and responsibility of SiriCOMM and SiriCOMM accepts all responsibility of risk of loss of the Equipment. Pilot shall not be liable for damage thereto from theft, misappropriation or loss, regardless of the cause thereof, except in case of negligence, unlawful activity or willful misconduct by Pilot or its employees or agents. Pilot shall not interfere with SiriCOMM's use, operation or maintenance of the Equipment. It is anticipated between the parties that network installation shall commence immediately following the execution of this Agreement. Consistent with Pilot's prior approval rights contained in Section 1 above, if power is not present or adequate at the Properties parking areas or interior portion of the Properties, SiriCOMM, shall be solely and exclusively responsible for making recommendations, touching, advising, adding to or correcting the current state of power at the Properties parking area or interior portion of the Pilot's Properties. SiriCOMM is solely responsible for any costs to ensure the adequacy of power needed for Pilot's Properties parking area or interior of Pilot's Properties, including but not limited to any recommendations, modifications or adjustments made to the power by Pilot or their agents to accommodate the installation of the Equipment. Should Pilot have or in the future install redundant/auxiliary power back-up facilities at any of its Proprieties, SiriCOMM shall have access to such facilities. At the termination of this Agreement, SiriCOMM shall, at its sole cost and expense, remove the Equipment from the Property, and repair all damage caused by such removal. All property must be removed by SiriCOMM within a reasonable amount of time after the termination of this Agreement, not to exceed ninety (90) days.

        7. SiriCOMM's Other Obligations.

                7.1 The Parties agree that while SiriCOMM shall use reasonable efforts to complete the installation of the SiriCOMM Equipment and SiriCOMM Services at the Properties pursuant to the terms of this Agreement, SiriCOMM's obligations to install the SiriCOMM Equipment and SiriCOMM Services at any of the Properties is subject to:

                        (i) Pilot having ownership or control over the Properties at the time SiriCOMM commences installation of the SiriCOMM Equipment and SiriCOMM Services;

                        (ii) Pilot authorizing SiriCOMM to use its standard construction methods and materials with respect to the installation of the SiriCOMM Equipment and SiriCOMM Services at Properties;

                        (iii) Completion of satisfactory engineering surveys at all Properties;

                        (iv) Confirmation that no part of the SiriCOMM Equipment and SiriCOMM Services crosses a public right of way adjacent to Properties;

                        (v) Receipt from Pilot of all requested maps, blue prints and other relevant information relating to Properties on a timely basis; and

                        (vi) SiriCOMM not being able to complete any such installation because of any of the following: floods, civil unrest, acts of God; war; governmental interference or embargoes; labor strikes; failure of others to supply permits, fuel, power, materials or supplies; transportation delays by third parties; or any other cause beyond the control of SiriCOMM.

                7.2 If a travel center becomes a Property, SiriCOMM, at its sole cost and expense and in the manner provided herein, shall install and continually maintain at such Property at which the SiriCOMM Equipment and SiriCOMM Services is to be installed, equipment consisting of the following;

                        (i) Equipment sufficient to provide the SiriCOMM
Services;

                        (ii) SiriCOMM shall install the Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of the Properties. SiriCOMM shall use its best efforts to minimize the disruption to traffic flow and parking space availability and complete the installation of the Equipment at the Properties within thirty (30) days of commencement of installation of the Equipment.

                7.3 SiriCOMM and Pilot agree that as of the signature date of this Agreement the radio frequencies and/or spectrum that SiriCOMM is using to support its wireless Internet connectivity is "unlicensed." However, SiriCOMM warrants that deployments will only include radio equipment that is certified by the appropriate federal and state agencies and regulatory agencies. SiriCOMM shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation, and maintenance of the Equipment providing the SiriCOMM Services. SiriCOMM shall cooperate with Pilot in the submittal of any plans and permit applications so that Pilot can combine any permit or plan approval it is seeking with approval of the Equipment installation plans or permits unless such cooperation will result in the approval of the plans or permits for the Equipment being delayed and in such case Pilot and SiriCOMM shall use their reasonable judgment on whether to continue to connect the joint processing of such plans or permits.

                7.4 SiriCOMM shall maintain a good quality signal and reception through the SiriCOMM Services comparable to the signal and reception supplied for regular WI-FI networks and telecommunications services to home consumers.

                7.5 SiriCOMM and Pilot hereby agree that SiriCOMM shall have all SiriCOMM Services built, fully installed and fully operational at all the Properties within three (3) months of the date of this Agreement. Pilot agrees that it will cooperate fully and not otherwise impede the installation of the SiriCOMM equipment. Should such an impediment be identified, SiriCOMM will notify Pilot in writing. In the event SiriCOMM fails to complete installation of the SiriCOMM Services at the Properties within three
(3) months where no such impediment has been identified by SiriCOMM, then Pilot shall provide SiriCOMM notice of this failure and SiriCOMM shall be given thirty
(30) days to cure such default. In the event SiriCOMM fails to cure such default, then this Agreement may be immediately terminated, by either party by giving written notice to the other party in accordance with this Agreement and after said notice, this Agreement shall be of no further force and effect.

        8. Representations and Warranties of SiriCOMM.

                8.1 SiriCOMM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                8.2 The execution, delivery and performance of this Agreement by SiriCOMM has been duly authorized by all necessary action of SiriCOMM. This Agreement, and each of the other documents to be executed and delivered by SiriCOMM pursuant to this Agreement, have been duly executed and delivered by SiriCOMM and are the valid and binding obligations of SiriCOMM, enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement, and the other documents to be executed, delivered and performed by SiriCOMM pursuant to this Agreement, will not: (i) conflict with or violate any provision of SiriCOMM's organizational documents, or any law, ordinance or regulation, or any decree or order of any court or administrative or other governmental body, which is either applicable to, binding upon or enforceable against SiriCOMM; or (ii) result in any breach of, or default under, or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against SiriCOMM.

                8.3 SiriCOMM is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                8.4 (i) SiriCOMM warrants that it is experienced in the SiriCOMM Services to be provided on behalf of Pilot, possesses the skills and resources to complete the installation of the SiriCOMM Equipment and to provide the Services. The Services shall be performed in a good and workmanlike manner by qualified, careful and efficient workers in accordance with this Agreement, in strict conformity with the best standard practices and in a manner protective of its employees, the public and the environment.

                        (ii) SiriCOMM will warrant the foregoing warranties in
Section 8.4 (i) above for a period of one (1) year from the date the SiriCOMM Equipment is completed and accepted by Pilot. In the event the SiriCOMM Equipment or its installation fails to meet any of the foregoing warranties within the period specified above, without waiving any other rights or remedies Pilot may have at law, SiriCOMM agrees forthwith to correct, repair or replace the

SiriCOMM Equipment and any damage to other work or material at SiriCOMM' s expense without cost to Pilot.

                        (iii) Labor, equipment and materials furnished by SiriCOMM pursuant to Section 8.4 (ii) above to correct defects shall be warranted by SiriCOMM in accordance with the warranties set forth in Section 8.4
(i) and (ii) above for a period of twelve (12) months from the date of completion of the correction.

                        (iv) In the event SiriCOMM was notified of any failure of SiriCOMM's foregoing warranties and failed to correct promptly and adequately such installation, Pilot shall have the right to correct or to have such installation corrected and Pilot shall be entitled to deduct the cost of such corrective work from any monies due or becoming due to SiriCOMM under this Agreement or otherwise. In the event that no monies are due or shall become due to SiriCOMM under this Agreement then SiriCOMM shall promptly pay Pilot the costs incurred in correcting such work.

                        (v) In the event ownership of the SiriCOMM Systems are transferred to Pilot, any warranties made by manufacturers, suppliers, subcontractors or others acting in the interest of the parties to this Agreement, shall inure to the benefit of Pilot. All of SiriCOMM's warranties under this Agreement that are made to Pilot shall inure to the benefit of Pilot.

                8.5 SiriCOMM shall ensure that the network deployment and service is complimentary and consistent with requirements outlined by industry associations, certification groups and "standards" committee. Namely SiriCOMM warrants that authentication for access to the network will be managed by User Identification and Password codes for manually initiated requests for access as well as support automated access authorization (based on MAC address authentication) to support connectivity to the network by industry related applications and/or third party service providers.

                8.6 All of the information contained in the representations and warranties of SiriCOMM set forth in this Agreement, or in any of the documents delivered, or to be delivered herewith or after the execution hereof, as set forth in any provision of this Agreement, is true, accurate and complete.

        9. Operations. SiriCOMM will be responsible for the activities of the Network Operations Center (NOC) at its sole expense. The NOC activities shall include 24 hour x 7 days per week monitoring of SiriCOMM's Service, Equipment, network maintenance, and a customer service center. Should maintenance personnel be necessary at a Pilot facility, such maintenance shall be the sole responsibility of SiriCOMM.

        10. On-Site Tasks. Situations may arise that require on-site attention. If SiriCOMM is unable to coordinate timely on-site maintenance (meaning within twenty-four hours after a request by Pilot for maintenance at any Property), SiriCOMM may call upon third party contractors to perform required tasks. In the event SiriCOMM has to make use of third party contractors, the complete task will be monitored and supported at all times by SiriCOMM technical staff and will be at SiriCOMM's sole cost and expense. SiriCOMM hereby agrees to complete all on-site maintenance within two business days of request by Pilot, provided, however, if SiriCOMM is unable to complete such maintenance due to parts unavailability and no fault of its own, its maintenance obligation shall be delayed until the parts become available. Then such maintenance shall be completed in the remaining portion of the two business days. As used here business days means Monday through Friday of every week.

        11. Emergency Network Service. SiriCOMM shall provide at no cost to Pilot, emergency network service access (redundancy) as stand-in for Pilot's terrestrial data network. Pilot will be responsible for all costs associated with developing such redundancy to include, software and/or hardware that may be necessary to enable the redundant network capability. However, to the extent that any software has to be added to the SiriCOMM servers to accomplish the redundant network capability, such software cost shall be the responsibility of SiriCOMIVI. SiriCOMM shall provide access to the VSAT-based network with the goal of the redundancy to be "automated". The goal of the automated capability is to make the "switch" from the current terrestrial environment to the VSAT back-up facilities without human intervention. The redundancy provided by SiriCOMM will be limited to a reasonable amount of time, not to exceed a seventy
(72) hour period for Pilot's terrestrial based network to be repaired and all services transitioned back to the original form.

        12. Termination.

                12.01. The occurrence of any of the following shall constitute a material default and breach of this Agreement by SiriCOMM:

                (a) The vacating or abandonment of any Property by SiriCOMM without Pilot's prior written consent;

                (b) The failure by SiriCOMM to make any payment required to be made by SiriCOMM hereunder as and when due and such failure continues for a period of ten (10) days after Pilot notifies SiriCOMM of such failure in writing;

                (c) The failure by SiriCOMM to observe or perform any other provision of this Agreement to be observed or performed by SiriCOMM, other than those described in Section 12.01 (a) and Section 12.01 (b) above, if such failure continues for thirty (30) days after written notice thereof by Pilot to SiriCOMM; provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall exist if SiriCOMM commences the curing of the default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under any law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding;

                (d) The making by SiriCOMM of any general assignment or general arrangement for the benefit of creditors; or the filing by or against SiriCOMM of a petition to have SiriCOMM adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against SiriCOMM, the same is dismissed within one hundred twenty (120) days); or the appointment of a trustee or a receiver to take possession of substantially all of SiriCOMM's assets or of SiriCOMM's interest in this

Agreement, where possession is not restored to SiriCOMM within thirty (30) days of the attachment, execution or other judicial seizure of substantially all of SiriCOMM's assets or of SiriCOMM's interest in this Agreement, where such seizure is not discharged in thirty (30) days;

                (e) SiriCOMM's failure to vacate and surrender the Properties as required by this Agreement upon the expiration of the Term or termination of this Agreement; and

                (f) SiriCOMM's failure to remove the SiriCOMM Services and Equipment and related equipment, from the Properties as required by this Agreement upon the expiration of the Term or termination of this Agreement.

                12.02 Pilot's Right To Terminate Upon SiriCOMM Default. In the event of any default by SiriCOMM as provided in Section 12.01 above, Pilot shall have the right to terminate this Agreement and recover possession of the Properties and purchase for fair market value the Equipment from SiriCOMM if Pilot shall elects to use the Equipment by giving written notice to SiriCOMM of Pilot's election to terminate this Agreement, in which event Pilot shall be entitled to receive from SiriCOMM:

                (a) The worth at the time of termination of any unpaid SiriCOMM Services which had been earned at the time of such termination; plus

                (b) At Pilot's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law; and

                (c) At Pilot's election, it shall take possession of the Equipment and title to the Equipment shall pass to Pilot immediately upon its taking possession and paying SiriCOMM for the Equipment provided Pilot may offset against the purchase price any amounts otherwise due from SiriCOMM hereunder in which case Pilot shall be entitled to all rights of an owner of the Equipment including the right to continue to perform as contemplated under
Section 12.03 and 12.04 below.

                12.03 Pilot's Right To Continue Agreement Upon SiriCOMM Default. In the event of a default of this Agreement and abandonment of the Properties by SiriCOMM, if Pilot does not elect to terminate this Agreement as provided in
Section 12.02 above, Pilot may from time to time, without terminating this Agreement, enforce all of its rights and remedies under this Agreement. Without limiting the foregoing, Pilot has the remedy to continue this Agreement in effect after SiriCOMM's breach and abandonment and recover money due Pilot as it becomes due.

                12.04 Right of Pilot to Perform. All covenants and agreements to be performed by SiriCOMM under this Agreement shall be performed by SiriCOMM at SiriCOMM's sole cost and expense. If SiriCOMM shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Pilot may, but shall not be obligated to, make any payment or perform any such other act on SiriCOMM's part to be made or performed, without waiving or releasing SiriCOMM of its obligations under this Agreement. Any sums so paid by Pilot and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law, if any, or twelve percent (12%) per annum from the date of such payment, shall be payable to Pilot as additional sums on demand and Pilot shall have the same rights and remedies in the event of nonpayment as in the case of default by SiriCOMM in the payment of Rent.

                12.05 Non-Waiver. Nothing in this Article shall be deemed to affect Pilot's rights to indemnification for liability or liabilities arising prior to termination of this Agreement for personal injury or property damages under the indemnification clause or clauses contained in this Agreement. No acceptance by Pilot of a lesser sum than that then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Pilot may accept such check or payment without prejudice to Pilot's right to recover the balance of such installment or pursue any other remedy in the Agreement.

                12.06 Cumulative Remedies. The specific remedies to which Pilot may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by SiriCOMM of any provisions of the Agreement. In addition to the other remedies provided in the Agreement, Pilot shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Agreement or to a decree compelling specific performance of any such covenants, conditions or provisions.

                12.07 Re-Entry Not Termination. No re-entry or taking possession of the Equipment and related equipment, at each Property by Pilot pursuant to this Section 12 shall be construed as an election to terminate this Agreement unless a written notice of such intention be given to SiriCOMM or unless the termination thereof be decreed by a court of competent jurisdiction.

                12.08 Default by Pilot. Pilot's failure to perform or observe any of its obligations under this Agreement shall constitute a default by Pilot under this Agreement only if such failure shall continue for a period of thirty
(30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Pilot receives written notice from SiriCOMM specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Agreement provisions containing the obligations. If Pilot shall default in the performance of any of its obligations under this Agreement (after notice and opportunity to cure as provided herein), SiriCOMM may pursue any remedies available to it under this Agreement in law or equity.

                12.09 It is understood and agreed that, in view of the substantial investment SiriCOMM shall have in the Equipment, if a non-monetary default of SiriCOMM occurs or relates to a particular Property (e.g., if the default arises out of the installation or operation of Equipment at a particular Property as opposed to SiriCOMM's failing to make a monthly payment to Pilot of Pilot's share of revenues), then this Agreement may be terminated as to the particular Property in question, but not as to Properties. This provision is further in recognition of the fact that SiriCOMM will be employing different contractors in different locations to install the Equipment and SiriCOMM should not be penalized as to all Properties solely because of a problem with a contractor at a particular Property. Notwithstanding the forgoing, in the event there are more than five (5) non-monetary defaults in any one year of the Term of this Agreement then, if one more non-monetary default is received in the same year, Pilot shall have the right to declare this entire Agreement in default provided all the then existing non-monetary defaults are not cured within thirty (30) days.

                12.10 Notwithstanding anything to the contrary contained in this Agreement, either party shall have the absolute right to terminate this Agreement on one hundred eighty (180) days prior written notice.

                12.11 In the event this Agreement is terminated, both parties agree to use best efforts to manage the transfer of the Virtual Private Network and Accounts. Month to month support of the Virtual Private Network will be secured by Pilot so that it will continue after the one hundred eighty (180) day termination notice until such time as a new provider installs a new Virtual Private Network at Pilot's Properties. The terms for the month to month support and service will continue under the current Agreement with SiriCOMM as long as Pilot continues to allow Accounts to access the SiriCOMM wireless services from Pilot's locations. The month to month arrangement after the termination period shall not exceed a period of ninety (90) days.

        13. Indemnification and Waiver.

                13.1. SIRICOMM AGREES TO PROTECT, INDEMNIFY, HOLD HARMLESS, AND DEFEND PILOT, ITS SUBSIDIARIES AND AFFILIATED COMPANIES, AND THE OFFICERS, DIRECTORS, EMPLOYEES, WORKMEN, AGENTS, SERVANTS AND INVITEES OF PILOT, ITS SUBSIDIARIES AND AFFILIATED COMPANIES, FROM AND AGAINST ALL LOSSES, DAMAGES (INCLUDING PUNITIVE DAMAGES), DEMANDS, CLAIMS, SUITS AND OTHER LIABILITIES, INCLUDING ATTORNEY FEES AND OTHER EXPENSES OF LITIGATION OR DEFENSE (ALL HEREINAFTER REFERRED TO AS "CLAIMS"), BECAUSE OF:

                (I) BODILY INJURY, INCLUDING DEATH AT ANY TIME RESULTING THEREFROM, (II) DAMAGES TO ALL PROPERTY, INCLUDING LOSS OF USE THEREOF AND DOWNTIME,

                (III) CONTAMINATION OF OR ADVERSE EFFECTS ON THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO THE COST OF ASSESSMENT, REMEDIATION AND ALL OTHER RELATED ACTIVITIES,

                (IV) VIOLATION OF OR FAILURE TO COMPLY WITH ANY APPLICABLE LAW, ORDINANCE, REGULATION, RULE OR ORDER,

                (V) A BREACH BY SIRICOMM, ITS EMPLOYEES, WORKMEN, AGENTS, SERVANTS, OR VENDORS, OF ANY TERM, OBLIGATION, DUTY, PROVISION OR WARRANTY CONTAINED HEREIN,

        WHICH OCCUR, EITHER DIRECTLY OR INDIRECTLY, 1N CONNECTION WITH PERFORMANCE OF THE WORK CONTEMPLATED HEREUNDER OR BY REASON OF SIRICOMM AND ITS EMPLOYEES, WORKMEN, AGENTS, SERVANTS, SUBCONTRACTORS AND VENDORS BEING PRESENT ON PILOT'S PREMISES, BUT ONLY IN THE CASE OF NEGLIGENCE, UNLAWFUL ACTIVITY OR WILLFUL MISCONDUCT BY SIRICOMM AND SUCH OTHER PARTIES, EXCEPT TO THE EXTENT THE TOTAL LIABILITY, LOSS OR DAMAGE IS ATTRIBUTABLE TO AND CAUSED BY THE SOLE AND EXCLUSIVE NEGLIGENCE OF PILOT, OR EXCEPT TO THE EXTENT AS LIMITED BY APPLICABLE LAW, AND

                (VI) INFRINGEMENT OF PATENT OR MISAPPROPRIATION OF TRADE SECRET OR PROPRIETARY RIGHTS OF ANY THIRD PARTY BY ANY DEVICE, PROCESS OR MATERIAL NOT SPECIFIED BY PILOT.

                13.2 SIRICOMM'S SAID AGREEMENT TO PROTECT, INDEMNIFY, HOLD HARMLESS AND DEFEND AS SET FORTH IN PARAGRAPH 13.1 ABOVE SHALL NOT BE NEGATED OR REDUCED BY VIRTUE OF SIRICOMM'S INSURANCE CARRIER'S DENIAL OF INSURANCE COVERAGE OF THE OCCURRENCE OR EVENT WHICH IS THE SUBJECT MATTER OF THE CLAIMS AND/OR REFUSAL TO DEFEND SIRICOMM OR PILOT. IN ADDITION, SIRICOMM WILL PAY ALL COSTS AND EXPENSES, INCLUDING ATTORNEY FEES AND ALL OTHER EXPENSES OF LITIGATION INCURRED BY PILOT TO ENFORCE THE FOREGOING AGREEMENT TO PROTECT, INDEMNIFY, HOLD HARMLESS AND DEFEND PILOT.

                13.3 SiriCOMM hereby waives any claims, and releases Pilot, with respect to any liabilities, costs, damages and expenses of whatever kind arising directly or indirectly from the operation of the Equipment in the Property, except as provided in paragraph 6 above and section 13.4 below.

                13.4 Pilot shall indemnify SiriCOMM and shall hold SiriCOMM its subsidiaries, and affiliated companies, and the officers, directors, employees, workmen, agents, servants, and invitees of SiriCOMM harmless from any damage to any property or injury to, or death of, any person arising from any event caused by the negligence or willful misconduct of Pilot, its agents, employees, representatives, contractors, servants, or invitees or otherwise arising out of or relating to the operation of the Properties by Pilot.

                13.5 The foregoing indemnity obligations of SiriCOMM and Pilot shall include reasonable attorneys' fees, investigation costs and all other costs and expenses incurred by SiriCOMM or Pilot, as the case may be, from the first notice that any claim or demand has been made or may be made. The provisions of this Section 13 shall survive the termination of this Agreement with respect to any damage, injury or death occurring before such termination.

        14. Insurance.

                14.1 Pilot shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive general liability insurance in the minimum amount of Two Million Dollars ($2,000,000.00) and umbrella coverage in the minimum amount of Five Million Dollars ($5,000,000) providing coverage at each Property at which the SiriCOMM Equipment is installed against any claims arising out of its own respective negligence and any liabilities arising out of its respective products and/or services.

                14.2 SiriCOMM shall and it shall cause its subcontractors and vendors to maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive general liability insurance in the minimum amount of Two Million Dollars ($2,000,000.00) and umbrella coverage in the minimum amount of Five Million Dollars ($5,000,000) providing coverage at each Property at which the SiriCOMM Equipment is installed against any claims arising out of its or its subcontractors and vendors performance of the duties and obligations under this Agreement or their own respective negligence. SiriCOMM may satisfy its obligations to provide the insurance required by this
Section 14.2 by providing certificates of insurance from the insurance companies providing insurance to its subcontractors which mention this contractual obligation to provide insurance and naming SiriCOMM and Pilot as additional insureds on SiriCOMM's subcontractor's policies.

                14.3 Each party shall ensure that the other party is named as an additional insured on policies of insurance that benefits such party or is otherwise covered as its interest may appear. Each party hereto shall provide to the other party with a certificate of insurance evidencing insurance coverage in compliance with this Section 13. SiriCOMM and Pilot shall review the amount and terms of insurance coverage on an annual basis and make such adjustments as may be reasonably necessary based upon the prior years' claims experience.

        15. Consideration. SiriCOMM, a public company with fully verifiable financials, will share profits with Pilot through direct profit sharing, equity participation, and recurring monthly sales commissions as follows:

                15.1 Monthly SiriCOMM shall create a profit sharing pool of the pre-tax net income from its subscription sales. Distribution of the pool will be on a pro-rata basis. For example, if SiriCOMM has 400 physical truck stops and/or travel plaza hot spot locations including 300 Pilot facilities, then Pilot will receive that percentage of the total distribution. SiriCOMM will not include facilities outside the truck stop/travel plaza environment in this formula. Pro forma financials shall be provided as appropriate. Pilot's share of the profit sharing pool shall be distributed monthly;

                15.2 Pilot will receive warrants to purchase shares of SiriCOMM's common stock for each Pilot installation. The warrant strike price shall be equal to the SiriCOMM market price at the close of trading (or previous day close) on the day the agreement is fully executed by both parties which shall be the same date as filled-in in the first line of this Agreement;

                15.3 Pilot will receive monthly recurring commission payments through the SiriCOMM Value-Added Reseller (VAR) program. The wholesale/retail fleet services subscription "margin" is estimated to be at least $5.00 per month per truck on fleet subscription sales; and

                15.4 SiriCOMM will pay Pilot 25% commission for Pilot sales of SiriCOMM Internet Service Provider (ISP) subscription sales revenue. Earned sales commissions will be settled monthly within thirty (30) days of close of each month. Payment method shall be wired to Pilot's account or by check at Pilot's discretion.

                15.5 To the extent any payment is due under this Agreement, such payment shall be made on the thirtieth day of month following the month in which the payment was earned.

                  15.6 It is anticipated by the parties that, from time to time, they will cooperate to develop new travel center-related software applications to be launched across the VSAT network. The parties agree to negotiate in good faith specific revenue sharing provisions for such developments using factors such as design and development cost, bandwidth requirement, etc., to determine revenue sharing. This covers the R&D language.

        16. Network Authentication and Standardization. SiriCOMM shall ensure that the network deployment and service is complimentary and consistent with requirements outlined by industry associations, certification groups and "standards" committee. Namely SiriCOMM warrants that authentication for access to the network will be managed by User Identification and Password codes for manually initiated requests for access as well as support automated access authorization (based on MAC address authentication) to support connectivity to the network by industry related applications and/or third party service providers.

        17. Steering Committee. SiriCOMM and Pilot shall participate in a Steering Committee through designated personnel from each company. The Steering Committee is intended to meet on a set schedule to review the status and direction of the Parties' relationship, the success of products, product development, and any issues or concerns of either Party regarding the matters that are the subject of this Agreement. All details regarding time, manner, place and agenda for such meetings shall be decided by the Steering Committee.

        18. Pilot and SiriCOMM Account Ownership. An Account or Accounts as those terms are used herein shall mean any unique active end-user or subscriber to SiriCOMM's service offering that either purchases services to the network directly from SiriCOMM or any and/or all of its affiliated agents, sub-agents, resellers, venue partners, application partners and the like ("Account" or "Accounts"). Accounts and/or end-user subscriptions are the exclusive property of SiriCOMM. Marketing Rights and ongoing revenues agreed upon in this Agreement will be paid to Pilot for as long as the Account continues to use the wireless services with the unique identification assigned in the initial registration for the service at the Pilot's Properties. A new account or initial subscription activation on SiriCOMM's Services is created with a unique identification using Internet based or Point-of-Sale Terminal (POS) activation facilities. Each end-user that establishes a unique identification will be compensated for as long as that unique identification remains valid and in good payment standing with SiriCOMM. Pilot is entitled to their Accounts information that is gathered by SiriCOMM with regard to the Accounts usage of the SiriCOMM network. Internal and external marketing or sale of any Account's information by Pilot is subject to approval of SiriCOMM. Approval shall not be unreasonably withheld. SiriCOMM can internally or externally market or sale Account's information

        19. Hyperlinks. Pilot and SiriCOMM shall enter into a Hyperlink Agreement as may be agreed through good faith negotiations of the parties through which Pilot will provide on its Website a link to SiriCOMM's Website and SiriCOMM will provide on its Website a link to Pilot's Website.

        20. Signage. Pilot, to the extent it may legally do so, will make available visible space at each of its properties for SiriCOMM to present signage or other marketing materials related to SiriCOMM Services and network access.

        21. Marketing. Pilot and SiriCOMM will jointly develop and execute mutually beneficial marketing, communications, and promotional activities. Such activities will consist of direct telephone and mail marketing, direct print advertising in trade journals, Internet advertising, public and media relations, third party industry analyst briefings and relations, and select trade conference activities. All such marketing activity shall be at no cost to Pilot unless otherwise agreed upon by both parties. SiriCOMM may reference Pilot in marketing literature with prior Pilot review of such usage.

        22. Home Office Equipment. SiriCOMM will provide Pilot, at no cost to Pilot, any and all necessary equipment so that the Pilot's Corporate Store Support Center will have the same VSAT network redundancy capabilities that are available at its Travel Center locations.

        23. Complimentary Accounts. Pilot, its affiliates and contractors (collectively known as "Pilot") has the right to use the network (herein referred to as the "Virtual Private Network") for their own internal use at no cost to Pilot except in the case of augmentation as noted below. This includes use of the Internet as a communications medium. At each of Pilot's Properties, Pilot can also augment the Virtual Private Network, routers, and etc. at their own expense provided that such augmentation does not interfere with the security and protocols of the Wi-Fi Virtual Private Network. SiriCOMM will allow Pilot's regional sales representatives, representing approximately two hundred (200) sales reps, complimentary ISP service within the SiriCOMM network infrastructure. If roaming agreements are developed as a part of SiriCOMM's business, the parties will address the situation at that time. Pilot will provide to SiriCOMM the appropriate information to identify and manage complimentary accounts. SiriCOMM will provide to Pilot ten (10) free licenses and copies of the fleet software to test during the term of this Agreement.

        24. Transfer of Properties. If all of Pilot's Properties are sold or transferred, SiriCOMM will work with transferee ("New Pilot") to consult on the Virtual Private Network, equipment and installation, the Agreement and any addendums. The New Pilot may, at its sole option, elect to accept or cancel the Agreement. If the New Pilot accepts the Agreement, all Accounts assigned to Pilot's Properties will be transferred to the New Pilot the first full calendar month following the sale of the Properties. In the event only specific Pilot's Properties are transferred to a New Pilot, SiriCOMM will work with New Pilot to consult on the Virtual Private Network, equipment and installation. In no way will SiriCOMM affect the existing Pilot Virtual Private Network. Should the New Pilot decide to cancel any Agreement with SiriCO, the Account compensation attributed to the former Pilot shall be paid to the former Pilot to the extent earned prior to the effective date of transfer and thereafter the Account compensation shall be payable to the New Pilot but such payment shall cease at the cessation of the Agreement.

        25. Confidential Information. Commencing on the Effective Date and continuing for a period of three (3) years from the termination of this Agreement, each party shall protect as confidential, and shall not disclose to any third party, any Confidential Information received by the disclosing party or otherwise discovered by the receiving party during the term of this Agreement, including, but not limited to, the pricing and terms of this Agreement, and any information relating to the disclosing party's technology, business affairs, and marketing or sales plans (collectively the "Confidential Information"). The parties shall use Confidential Information only for the purpose of this Agreement. The foregoing restrictions on use and disclosure of Confidential Information do not apply to Information that: (a) is in the possession of the receiving party at the time of its disclosure and is not otherwise subject to obligations of confidentiality: (b) is or becomes publicly known, through no wrongful act or omission of the receiving party; (c) is received without restriction from a third party free to disclose it without obligation to the disclosing party; (d) is developed independently by the receiving party without reference to the Confidential Information or (e) is required to be disclosed by law, regulation, or court or governmental order.

        26. Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SIRICOMM MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO AN IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Neither party will be liable to the other party for any indirect, special, punitive or consequential damages, including but not limited to damages based on loss of service, revenue, profits or business opportunities.

        27. Assignment. Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        28. Service Marks, Trademarks and Publicity. Neither party shall: (a) use any service mark or trademark of the other party; or (b) refer to the other party in connection with any advertising, promotion, press release or publication unless it obtains the other party's prior written approval.

        29. Notice. All notice hereunder shall be in writing and either transmitted via overnight courier, electronic mail, hand delivery or certified or registered mail, postage prepaid and return receipt requested to the parties at the addresses provided on page 1. Notices will be deemed to have been given three (3) days after mailed if by certified or registered mail and one (1) day if by overnight courier.

        30. Entire Agreement. This Agreement represents the full understanding of the parties and cannot be modified or amended except by written addendum(s), which shall be attached. This Agreement between SiriCOMM and the Pilot includes Schedules that further define and outline the relationship between the parties. The terms and conditions of the attached Schedules do not supercede any conditions or terms of this Agreement unless specifically stipulated and acknowledged by the Parties as such. The terms and conditions of these Schedules are executed as of the signature date of this Agreement. All Schedules are considered in full force and effect only if initialed and dated by the signatories representing SiriCOMM and Pilot. The parties hereto confirm that it is their wish that this Agreement, as well as other documents relating hereto, including notices, have been and shall be drawn up in the English language.

        31. Compliance with Laws and Regulations. SiriCOMM will fully comply with all applicable laws and regulations pertaining to working conditions including, but not limited to, workers' compensation, social security, federal, state and local income tax withholding, unemployment insurance, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act, and all applicable federal, state and local laws including without limitation those laws affecting employment, business opportunities and the environment. SiriCOMM is responsible for the timely payment of any and all employment-related taxes with respect to SiriCOMM Services performed by SiriCOMM. In the event that SiriCOMM's employees are or are deemed to be Pilot employees by any government authority, SiriCOMM shall reimburse Pilot for any corresponding taxes or fees paid by the Pilot.

        32. Rights Cumulative. All rights, powers and privileges conferred hereunder upon either party hereto shall be cumulative but not restrictive to those given at law or in equity.

        33. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in Knox County, Tennessee including the appropriate Federal District Court of Tennessee. Should any provision of this Agreement require judicial interpretation, Pilot and SiriCOMM do hereby agree and stipulate that the Court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement and that each party had full opportunity to consult legal counsel of its choice before the execution of this Agreement.

        34. Severability. The parties acknowledge and agree that their respective interests, rights and obligations under this Agreement are mutually dependent and are all part of a single, integrated transaction which is not and shall not be severable in any respect or circumstance. If, however, any portion of the Agreement should ever be declared invalid for any reason, such invalidity shall not affect the remaining provisions of the Agreement.

        35. Headings. The section headings contained in this Agreement are for convenience only and shall not enlarge or limit the scope or meaning of the various and several sections hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

        36. Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

        37. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        38. Successors and Assigns. The benefits and obligations of this Agreement shall inure to and be binding upon the successors, assigns, heirs, and personal representative of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as of the date first written above.


SiriCOMM, Inc.

By: /s/ Henry P. Hoffman
-------------------------------
Name: Henry P. (Hank) Hoffman
Title: President and CEO


Pilot Travel Centers LLC

By: /s/ Jeffrey L. Cornish
----------------------------------------
Name: Jeffrey L. Cornish
Title: Senior Vice President, CFO & CIO

                     Schedule A to Service Agreement between
                   Pilot Travel Centers LLC and SiriComm, Inc.

         Insert list of Licensor's Properties Subject to this Agreement

                                            Schedule A


 Store             Address                              City        State     Zip          Phone
00100    5868 Nittany Valley Drive                    Mill Hall       PA     17751    (570) 726-7618
00200    2246 State Route 45                          Austinburg      OH     44010    (440) 275-3303
00300    1150 North Canfield-Niles Road               Austintown      OH     44515    (330) 505-3532
00400    39115 Colorado Road                          Avon            OH     44011    (440) 934-0110
00600    61700 Southgate Road                         Cambridge       OH     43725    (740) 439-0989
00800    25600 US 23                                  Circleville     OH     43113    (740) 420-8942
00900    6830 Franklin-Lebanon Road                   Franklin        OH     45005    (937) 746-4488
01100    10920 Market Street                          North Lima      OH     44452    (330) 549-9203
01200    3430 Libbey Road                             Perrysburg      OH     43551    (419) 837-5091
01300    8924 Lake Road                               Seville         OH     44273    (330) 769-4220
01400    7680 East State Route 36                     Sunbury         OH     43074    (740) 965-5540
01500    5820 Hagman Road                             Toledo          OH     43612    (419) 729-3985
01600    5772 US 68 North                             Wilmington      OH     45177    (937) 382-0464
01700    15901 Eleven Mile Road                       Battle Creek    MI     49014    (269) 968-9949
02100    750 Baker Road                               Dexter          MI     48130    (734) 426-4618
02300    7205 South State Road                        Ionia           Ml     48846    (616) 527-6520
02400    1100 North Dixie Highway                     Monroe          MI     48162    (734) 242-9650
02600    6158 US 223                                  Ottawa Lake     MI     49267    (734) 854-1772
02800    15151 Commerce Road                          Daleville       IN     47334    (765) 378-3599
02900    6900 Old US 27                               Fremont         IN     46737    (260) 833-1987
03000    2640 North 600 West                          Greenfield      IN     46140    (317) 894-1910
03100    8150 Indianapolis Boulevard                  Hgihland        IN     46322    (219) 464-1644
03400    4154 West US Highway 24                      Remington       IN     47977    (219) 261-3786
03500    6424 West Brick Road                         South Bend      IN     46628    (574) 272-8212
03600    4105 US 30 East                              Valparaiso      IN     46383    (219) 464-1644
03700    2962 County Road 500 North                   Whiteland       IN     46184    (317) 535-7656
03900    6002 Monee-Manhattan Road                    Monee           IL     60449    (708) 534-2483
04000    2031 West Ryan Road                          Oak Creek       WI     53154    (414) 761-0939
04300    13500 North Plainview Road                   Walcott         IA     52773    (563) 284-4100
04400    1701 Ashley Road                             Boonville       MO     65233    (660) 882-9120
04600    2929 Scottsville Road                        Franklin        KY     42134    (270) 586-4149
04700    259 Cherry Blossom Way                       Georgetown      KY     40324    (502) 868-7427
04800    58 Glendale-Hodgenville Road                 Glendale        KY     42740    (270) 369-7360
04900    8190 Pembroke-Oak Grove Road                 Oak Grove       KY     42262    (270) 439-1776
05000    489 Pendleton Road                           Sulphur         KY     40070    (502) 743-5496
05100    11190 Baileyton Road                         Greeneville     TN     37745    (423) 234-0414
05200    535 Waldron Road                             Lavergne        TN     37086    (615) 793-9856
05300    15559 Highway 13 South                       Hurricane Mills TN     37078    (931) 296-7180
05400    7210 Strawberry Plains Pike                  Knoxville       TN     37914    (865) 637-6878
05500    Rte 2-Box 613, HodgesChapel Rd.              Dunn            NC     28334    (910) 892-7230
05600    2825 Lane Street                             Kannapolis      NC     28083    (704) 938-6800
05700    1342 Trollingwood Road                       Mebane          NC     27302    (919) 563-4999
05800    Route 1 - Box 202                            Pleasant Hill   NC     27866    (252) 537-4476
06000    2064 Homestead Road                          Bowman          SC     29018    (803) 829-3541
06100    12818 Highway 56 North                       Clinton         SC     29325    (864) 833-4555
06200    3006 North Williston Road                    Florence        SC     29506    (843) 662-6972
06300    110 Frontage Road                            Piedmont        SC     29673    (864) 845-8177
06400    1521 North Main Street                       Summerville     SC     29483    (843) 486-5770
06500    4091 Belair Road                             Augusta         GA     30909    (706) 860-6677
06600    5888 Highway 53                              Braselton       GA     30517    (706) 654-2820
06700    968 Cassville-White Road                     Cartersville    GA     30120    (770) 607-7835

                                        Page 1

                                            Schedule A


 Store             Address                              City        State     Zip          Phone
06800    2185 US 441                                  Dublin          GA     31021    (478) 275-2143
06900    1960 Whitesvillle Road                       LaGrange        GA     30240    (706) 884-6318
07100    7001 Highway 21                              Port Wentworth  GA     31407    (912) 964-7006
07200    1504 Dean Forrest Road                       Savannah        GA     31408    (912) 964-5280
07300    3495 Madison Highway                         Valdosta        GA     31601    (229) 224-8034
07500    6109 US 43 South                             Satsuma         AL     36572    (251) 679-6260
07600    4416 Skyland Boulevard East                  Tuscaloosa      AL     35405    (205) 553-9710
07700    2520 South Gallatin Street                   Jackson         MS     39204    (601) 968-9491
07900    2601 South Range Avenue                      Denhan Springs  LA     70726    (225) 665-4151
08200    4301 South Main Street                       LaPlace         LA     70068    (985) 652-0531
08300    16901 W. Bert Kouns Industrial Loop          Shrevport       LA     71129    (318) 688-0654
08500    2700 Ruth Street                             Sulphur         LA     70664    (337) 527-0144
08600    1703 1-10                                    Bayton          TX     77521    (281) 426-6569
08700    1050 US 301 South                            Baldwin         FL     32234    (904) 826-3618
08800    4455 King Street                             Cocoa           FL     32926    (321) 639-0346
08900    1526 51st Avenue East                        Ellenton        FL     34222    (941) 729-6288
09000    7300 West Okeechobee Road                    Fort Pierce     FL     34945    (772) 460-0611
09100    1625 County Road 210 West                    Jacksonville    FL     32259    (904) 826-3618
09200    4255 NW Highway 326                          Ocala           FL     34482    (352) 402-9081
09400    26505 Jones Loop Road                        Punta Gorda     FL     33950    (941) 637-3974
09500    493 East State Route 44                      Wildwood        FL     34785    (352) 748-4486
09600    3050 SR 60 Yeehaw Junction                   Yeehaw Junction FL     34972    (407) 436-1224
11800    7801 Alcoa Road                              Benton          AR     72015    (501) 794-5900
13000    5219 Brecksville Road                        Richfield       OH     44286    (330) 659-2020
13900    29025 West Plaza Drive                       Santa Nella     CA     95322    (209) 827-1399
14100    289 Bear River Drive                         Evanston        WY     82930    (307) 783-5930
14400    2975 Gun Club Road                           Augusta         GA     30907    (706) 667-6557
14500    5660 West Sunset Avenue                      Springdale      AR     72762    (479) 872-6100
14700    1200 West Wendover Boulevard                 W. Wendover     NV     89883    (775) 664-3400
15000    11633 Greencastle Pike                       Hagerstown      MD     21740    (301) 582-9004
15200    14013 Memphis Blue Lick Road                 Memphis         IN     47143    (812) 294-4233
15400    14808 Warren Street                          Lost Hills      CA     93249    (661) 797-2122
15700    1200 South Hillcrest                         Sulphur Springs TX     75482    (903) 886-0020
16300    1050 East Motel Drive                        Lordsburg       NM     88045    (505) 542-3100
16400    1101 State Road 82 East                      Mauston         WI     53948    (608) 847-3321
16500    2500 North 3rd Street                        Effingham       IL     62401    (217) 342-3787
16800    30035 County Road 8                          Dunningan       CA     95937    (530) 724-3060
17000    2 Industrial Park Drive                      Bringhamton     NY     13904    (607) 651-9153
17400    500 State Highway 15 South                   New Albany      MS     38652    (662) 539-0222
19200    4431 Old Union Road                          Tifton          GA     31794    (229) 382-7295
19500    91485 Biggs Rufus Highway                    Wasco           OR     97065    (541) 739-2174
19600    Route 1 - Box 999                            Roland          OK     74954    (918) 427-0895
19900    490 North Elm Street                         Haughton        LA     71037    (318) 390-9709
20000    5725 Highway 58                              Boron           CA     93516    (760) 762-0041
20600    1201 1-20 West                               Weatherford     TX     76087    (817) 341-4600
20900    501 Van Horn Drive                           Van Horn        TX     79855    (915) 283-8067
21100    14750 South Highway 95                       Lake Havasu     AZ     86404    (928) 764-2410
21300    3600 Interchange Road                        Columbus        OH     43204    (614) 308-9198
21900    7200 Straw Plains Pike                       Knoxville       TN     37914    (865) 523-0348
22400    304 Howard Baker Highway                     Pioneer         TN     37847    (423) 562-5000
22600    505 Patriot Drive                            Dandridge       TN     37725    (865) 397-3547

                                        Page 2

                                            Schedule A


 Store             Address                              City        State     Zip          Phone
23100    311 West Cumberland Gap Pkwy.                Corbin          KY     40701    (606) 528-0631
23200    653 East Idaho Avenue                        Ontario         OR     97914    (541) 889-9070
23300    800 John Long Road                           Oakland         OR     97462    (541) 849-2133
23400    639 State Highway 75 North                   Huntsville      TX     77320    (936) 291-1125
23600    301 Ridge Road                               Minooka         IL     60447    (815) 467-4416
23700    951 Work Street                              Salinas         CA     93901    (831) 775-0380
24300    4304 First Avenue                            Nitro           WV     25143    (304) 755-8654
24500    17961 Linglestown Road                       Harrisburg      PA     17112    (717) 545-5507
24900    820 Edwardsville Road                        Troy            IL     62294    (618) 667-0946
25300    600 Pennsville-Auburn Road                   Carneys Point   NJ     08069    (856) 299-5700
25400    650 Highway 299                              Wildwood        GA     30757    (706) 820-7353
25500    433 Old Gate Lane                            Milford         CT     06460    (203) 876-1266
25800    2966 Lee Highway South                       Troutville      VA     24175    (540) 992-2805
26500    1111 South Jefferson                         Cookeville      TN     38501    (931) 528-7100
26600    2681 West Amador                             Las Cruces      NM     88005    (505) 523-2700
26700    2965 Highway 247C                            Byron           GA     31008    (478) 956-5316
26800    2975 North Plainview Road                    Walcott         IA     52773    (563) 284-5074
27000    314 Lovell Road                              Knoxville       TN     37922    (865) 966-0445
27100    2501 Burr Street                             Gary            IN     46406    (219) 844-2661
27200    800 Martin Luther King Drive                 West Memphis    AR     72301    (870) 732-1272
27400    2112 Rees Street                             Breaux Bridge   LA     70517    (337) 332-1253
27500    3807 Statesville Avenue                      Charlotte       NC     28206    (704) 358-1006
27800    118 Richwood Road                            Walton          KY     41094    (859) 485-6100
27900    769 East Frontage Road                       Rio Rico        AZ     85648    (520) 377-0001
28000    979 Route 173                                Bloomsbury      NJ     08804    (908) 479-6443
28100    2786 Salt Springs Road                       Girard          OH     44420    (330) 530-8500
28200    2591 Commerce Parkway                        Barstow         CA     92311    (760) 253-2861
28400    1200 Nadeau Road                             Monroe          MI     48161    (734) 457-3500
28500    10258 Lancaster Road SW                      Hebron          OH     43025    (740) 928-5588
28600    6141 US 127 North                            Eaton           OH     45320    (937) 456-6303
28700    10048 Avon Lake Road                         Burbank         OH     44214    (330) 948-4571
28900    3001 Milwaukee Road                          Beloit          WI     53511    (608) 364-3644
29000    31 Heather Lane                              Perryville      MD     21903    (410) 642-2883
29100    23845 Rogers Clark Boulevard                 Ruther Glen     VA     22546    (804) 448-0102
29200    130 West Trinity Lane                        Nashville       TN     37207    (615) 226-6393
29300    2020 SW 135th Street                         Ocala           FL     34476    (352) 347-8555
29400    1670 West 12th Street                        MSC             UT     84404    (801) 731-2900
29600    195 Baker Road                               Dexter          MI     48130    (734) 426-0065
29700    5555 E. Margaret Avenue                      Terre Haute     IN     47803    (812) 877-9977
29800    Route 2, Box 301                             Drums           PA     18222    (570) 788-3262
29900    1522 West Market Street                      Bloomington     IL     61701    (309) 827-7867
30000    2111 SW Railroad Avenue                      Hammond         LA     70403    (985) 345-5476
30100    917 East Elm Street                          Marston         MO     63866    (573) 643-2320
30200    6955 Theodore Dawes Road                     Theodore        AL     36582    (251) 653-8834
30500    I-40, Exit 39 - PO Box 960                   Jamestown       NM     87347    (205) 722-6655
30600    5619 1-10 East                               San Antonio     TX     78219    (210) 661-5353
30700    6605 N. Indian Canyon Drive/POBox 581236     Palm Springs    CA     92258    (760) 329-5562
30800    1564 McCue Street                            Laramie         WY     82072    (307) 742-6443
30900    44133 Fairground Road                        Caldwell        OH     43724    (740) 732-5656
31000    1405 East Main Street                        Duncan          SC     29334    (864) 433-1221
31100    8035 Perry Highway                           Erie            PA     16509    (814) 864-8536

                                        Page 3

                                            Schedule A


 Store             Address                              City        State     Zip          Phone
31200    882 Georgia Highway 100                      Tallapoosa      GA     30176    (770) 574-9922
31600    4640 Steele Street                           Denver          CO     80216    (303) 292-6303
31700    Route 5, Box 700                             Joplin          MO     64804    (417) 781-0255
31800    4607 South Harding Street                    Indianapolis    IN     46217    (317) 783-1033
31900    244 Connector 3 SW                           Dalton          GA     30720    (706) 277-7934
32100    11229 Frontage Road                          Walton          KY     41094    (859) 485-1327
32400    13712 Northwestern Avenue                    Franksville     WI     53126    (262) 835-2292
32700    7150 Okeechobee Road                         Fort Pierce     FL     34945    (772) 460-5777
32800    1201 West Main Street                        Quartzsite      AZ     85359    (928) 927-7777
32900    2647 South 24th Street                       Council Bluffs  IA     51501    (712) 322-0088
33100    2605 Bouldercrest                            Atlanta         GA     30316    (404) 212-8733
33200    3300 Highway 391 North                       N. Little Rock  AR     72117    (501) 945-2226
33500    103 Grimshaw Street                          Rayville        LA     71269    (318) 728-4100
33600    RR 3 - Route 219N                            DuBois          PA     15801    (814) 375-6046
33700    2015 West Lucas Street                       Florence        SC     29501    (843) 662-2646
33800    3008 Highway 321                             Cayce           SC     29033    (803) 739-2921
33900    16502 North State Road 63                    Covington       IN     47932    (765) 763-7307
34000    465 Pilot Road                               Fernley         NV     89408    (775) 575-5115
34100    3812 East Craig Road                         N. Las Vegas    NV     89031    (702) 644-1600
34200    1165 Harrisburg Pike                         Carlisle        PA     15801    (814) 375-6046
34400    4600 South Atlanta Road                      Smyrna          GA     30080    (770) 434-9949
34600    522 Highway 601 South                        Lugoff          SC     29078    (803) 438-5175
34800    205 Wilson Road                              Bentleyville    PA     15314    (724) 239-5855
34900    5301 North Cliff Avenue                      Sioux Falls     SD     57104    (605) 332-7611
35000    1050 Highway 20                              Mountain Home   ID     83647    (208) 587-4465
35200    6050 Plaza Drive                             Fort Myers      FL     33905    (239) 693-6868
35300    110 Triport Road                             Georgetown      KY     40324    (502) 863-2708
35400    819 Buck Creek Road                          Simpsonville    KY     40067    (502) 722-5636
35600    2050 East Blue Lick Road                     Shephersville   KY     40165    (502) 955-5049
35800    5353 Cairo Road                              Paducah         KY     42001    (270) 443-2044
35900    2071 Main Street (PO Box 159)                Charleston      MO     63834    (573) 683-6056
36000    11471 State Route 613W                       Findlay         OH     45840    (419) 299-3381
36200    7455 South State Rd. 13                      Pendleton       IN     46064    (317) 485-6211
36300    5021 Highway 78                              Memphis         TN     38118    (901) 366-0337
36400    750 N. Carol Malone Blvd.                    Grayson         KY     41143    (606) 474-6009
36500    22717 Avenue 18 1/2                          Madera          CA     93637    (559) 673-3878
36900    901 Bankhead Highway West                    Birmingham      AL     35204    (205) 324-4532
37000    417 Route 315                                Pittson         PA     18640    (570) 655-4116
37300    11957 Douglas Avenue                         Des Moines      IA     50322    (515) 276-1509
37400    2209 Highway 71                              Marianna        FL     32448    (850) 482-2148
37700    1101 Uniroyal Drive                          Laredo          TX     78045    (956) 717-5006
37900    2766 US Highway 17 South                     Brunswick       GA     31520    (912) 264-2777
38000    107 Seventh North Street                     Liverpool       NY     13088    (315) 424-0124
38100    8701 Highway 395                             Hesperia        CA     92345    (760) 956-2844
38200    2008 State Highway 206 South                 Bordentown      NJ     08505    (609) 324-1005
38300    210 Patton Street                            Houston         TX     77009    (713) 694-9898
38600    4220 Brooklake Road                          Brooks          OR     97305    (503) 463-1114
38700    791 Tenth Street                             Carlin          NV     89822    (775) 754-6384
38900    1512 Highway 97                              Ellensburg      WA     98926    (509) 925-5200
39000    2115 Highway 295                             Stanfield       OR     97875    (541) 449-1403
39100    1600 East Pine Street                        Central Point   OR     97502    (541) 664-7001

                                        Page 4

                                            Schedule A


 Store             Address                              City        State     Zip          Phone
39300    3712 Crabtree Road                           Waynesville     NC     28786    (828) 627-8611
39400    239 Route 17K                                Newburgh        NY     12550    (845) 567-1722
39500    I-64 & US 41 (Exit 25B)                      Haubstadt       IN     47639    (812) 768_5838
39600    3541 Lee Jackson Highway                     Staunton        VA     24401    (540) 324-0714
39700    5115 North 300 East                          Whiteland       IN     46184    (317) 535-8686
40300    1915 East Raccoon Valley Road                Heiskel         TN     37754    (865) 938-1439
40500    4949 Lamar Ave                               Memphis         TN     38118    (901) 202-5520
40600    9211 Lewisburg Highway                       Cornersville    TN     37047    (931) 363-3290
40900    2320 Highway 46 South                        Dickson         TN     37055    (615) 446-4600
41100    921 Murfreesboro                             Lebanon         TN     37090    (615) 453-8866
41200    3624 Roy Messer Highway                      White Pine      TN     37890    (865)674-8570
41500    319 Deer Head Cover Road                     Rising Fawn     GA     30738    (706) 462-2455
41600    2201 East 16 Avenue                          Cordele         GA     31015    (229) 271-5775
41700    625 Carrollton Street                        Temple          GA     30179    (770) 562-9773
42000    1881 Eatonton Road                           Madison         GA     30650    (706) 343-1455
42100    142 Carbondale Road                          Dalton          GA     30721    (706) 370-4060
42200    1645 South Highway 29                        Newnan          GA     30263    (770) 252-3551
42400    4032 West Highway 326                        Ocala           FL     34482    (352) 867-8300
42500    33333 Blue Star Highway                      Midway          FL     32343    (850) 576-3200
42600    123 Lobdell Highway                          Port Allen      LA     70767    (225) 388-9913
42700    1018 Martha Herbert Road                     Breaux Bridge   LA     70517    (337) 332-6608
42800    300 Well Road                                West Monroe     LA     71292    (318) 329-3590
42900    1100 Martin Luther King Boulevard            West Memphis    AR     72301    (870) 732-1202
43000    215 SR 331 North                             Russellville    AR     72802    (479) 967-7414
43100    2205 North Highway 62                        Orange          TX     77630    (409) 745-1124
43200    8055 South 1-35                              Robinson        TX     76706    (254) 662-4771
43300    8787 South Lancaster Road                    Dallas          TX     75241    (972) 228-2467
43400    2400 Alliance Gateway                        Fort Worth      TX     76178    (817) 337-5324
43500    2015 Antonio Street                          Anthony         TX     79821    (915) 886-3090
43600    1715 South Lakeside Drive                    Amarillo        TX     79118    (806) 335-3323
43700    481 West Highway 92                          Williamsburg    KY     40769    (606) 549-0162
43800    Highway 100 & 1-65, Exit 6                   Franklin        KY     42134    (270) 586-9544
43900    12900 Fort Campbell Boulevard                Oak Grove       KY     42262    (270) 439-0153
44000    205 Pendleton Road                           Pendleton       KY     40055    (502) 743-5222
44100    3240 Point Mallard Parkway                   Priceville      AL     35603    (256) 353-5252
44200    1701 Highway 84 East                         Hayti           MO     63851    (573) 359-2007
44300    6676 Highway 13                              Higginsville    MO     64037    (660) 584-8484
44400    4376 North SR 59                             Brazil          IN     47834    (812) 446-9400
44500    243 Melton Road                              Burns Harbor    IN     46304    (219) 787-5705
44600    15876 West Commerce Road                     Daleville       IN     47334    (765) 378-0246
44700    Route 2, Box 109E                            Haubstadt       IN     47639    (812) 868-1048
44800    18011 Colorado Street                        Hebron          IN     46341    (219) 696-8265
45000    730 Highway 890 East                         Flowood         MS     39208    (601) 420-8324
45100    11332 Cedar Lake Road                        Biloxi          MS     39532    (228) 396-5646
45300    909 Hyatt Street                             Gaffney         SC     29341    (864) 206-0050
45400    1365 SR 42 NE                                London          OH     43140    (614) 879-4128
45500    488 State Route 61                           Marengo         OH     43334    (419) 253-1400
45700    427 East Main Street                         Beaver Dam      OH     45808    (419) 643-6023
45800    619 South Sunshine Boulevard                 Eloy            AZ     85231    (520) 466-7550
45900    1900 North 99th Avenue                       Avondale        AZ     85323    (623) 936-0900
46000    400 South Morgan Road                        Oklahoma City   OK     73128    (405) 440-1048

                                        Page 5

SiriCOMM initials                                  Licensor initials _________

Date:_______day of___________, 2004                Date: 1st day of June , 2004



Page 19